Press Release FINAL - FOR DISTRIBUTION AT 6 AM EDT, SEPT. 17, 2007

Media contacts: Andy Hilton, ITT Corp. 914-641-2160 andy.hilton@itt.com Tom Glover, ITT Defense 914-319-3451 tom.glover@itt.com Sara Banda, EDO Corp. 212-716-2071 media@edocorp.com	Investor contacts: Peter Milligan, ITT Corp. 914-641-2030 peter.milligan@itt.com William Walkowiak, EDO Corp. 212-716-2038 ir@edocorp.com

ITT to broaden portfolio in high-growth defense technology markets with EDO acquisition

•	Strategic acquisition accelerates ITT’s plan to grow core, add adjacencies
•	Complementary technologies aligned with transformational needs of the military
•	Leadership team well positioned to implement smooth integration

WHITE PLAINS, N.Y., September 17, 2007 - ITT Corporation (NYSE: ITT) and EDO Corporation (NYSE: EDO), a global aerospace and defense company, have reached a definitive agreement for ITT to purchase all outstanding shares of EDO for $56 per share in cash. Including approximately $120 million of net debt and the anticipated conversion of convertible notes, this transaction values EDO at $1.7 billion. The transaction is expected to be neutral to ITT’s earnings per share in 2008, and accretive thereafter.

“This combination is all about growth and demonstrates our disciplined approach to creating value for our shareholders by expanding from our strong core businesses and entering attractive adjacent markets,” said Steve Loranger, chairman, president and chief executive officer of ITT. “ITT's continued strong overall performance this year gives us the capability to make this key acquisition, which will be a powerful addition to our existing business. EDO's extremely talented people, complementary technologies, and customer relationships, when joined with ITT's strong defense team, will enable us to reach new heights in meeting the changing needs of our military and civil customers.”

EDO is a leader in the design and development of advanced systems at the center of the military’s transformation to lighter, faster, and smarter defense capabilities. EDO has grown revenues at a compound annual growth rate of almost 16 percent over the last three years, and is positioned to grow at approximately 60 percent in 2007 to its current-year forecast of approximately $1.15 billion.

“We believe this is an excellent strategic fit and offers shareholders tremendous value,” said EDO Chief Executive Officer James M. Smith. “It substantially increases our business scale and opens new opportunities in defense markets. We expect employees and customers to benefit substantially from the combination of our technology-driven businesses.”

The transaction, which is subject to approval by EDO’s shareholders, as well as customary closing and regulatory conditions, is expected to close in early 2008.

Poised for growth
EDO’s attractive positions in defense electronics add to ITT’s well-established sensing and surveillance capabilities. In tactical communications, ITT’s leading position in battlefield communications is complemented by EDO’s expertise in mobile networking and integration, interference cancellation and antennas. Both companies offer engineering and professional services to a diverse customer base, serving all branches of the military and civil agencies.

“We’re bringing together two successful defense organizations into one team with one mission: To meet the needs of our customers in support of our nation and its allies,” said Steve Gaffney, president of ITT’s defense business. “We are confident in our plan to integrate our businesses and unlock tremendous value, creating opportunity for employees, customers and shareholders.”

Plays to mutual strengths
The combination capitalizes on ITT’s and EDO’s mutual strengths. By leveraging the diversified portfolios of both companies, the transaction positions ITT to play an important role on some of the U.S. military’s vital transformational initiatives, such as the Joint Strike Fighter, the Navy’s Littoral Combat Ship, counter improvised explosive device (IED) programs, and the Coast Guard Deepwater programs.

Gaffney added, “This transaction combines ITT’s and EDO’s technology prowess, customer relationships, and proven operational capabilities to scale mission-critical military programs and create new markets for our technologies.”

In connection with the transaction, Lazard LLC and UBS Investment Bank are acting as financial advisors to ITT, and Simpson Thacher & Bartlett LLP is legal counsel. Citigroup is acting as financial advisor, and Debevoise & Plimpton LLP is legal counsel to EDO.

Investor call today
ITT's senior management will host a conference call for investors today at 9:00 a.m. Eastern Daylight Time. To participate in the call, domestic and international callers dial 1-212-729-5000, conference code 9250639. The call will be simultaneously webcast on ITT’s website at www.itt.com/ir. Presentation materials will be available on the website prior to the call.

About EDO Corporation
EDO Corporation (www.edocorp.com) designs and manufactures a diverse range of products for aerospace and defense, intelligence, and commercial markets. Major product groups include: Defense Electronics, Communications, Aircraft Armament Systems, Undersea Warfare, Integrated Composite Structures, and Professional and Engineering Services. The company employs 4,000 people.

About ITT Corporation
ITT Corporation (www.itt.com) supplies advanced technology products and services in several growth markets. ITT is a global leader in water and fluid transport, treatment and control technology. The company plays a vital role in international security with communications and electronics products; space surveillance and intelligence systems; and advanced engineering and services. It also serves the growing marine, transportation and electrical markets with a wide range of products. Headquartered in White Plains, N.Y., the company generated $7.8 billion in 2006 sales.

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Forward-Looking Statement and Important Legal Information

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ITT Corporation (“ITT”) concerning the proposed merger of EDO Corporation (“EDO”) with Donatello Acquisition Corp., a wholly owned subsidiary of ITT (the “merger”), and other future events and their potential effects on ITT. Such statements are not guarantees of future results. They only represent management’s expectations and beliefs concerning future events and their potential effects on ITT. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies and risk relating to the merger, many of which are beyond the company’s control.

These forward-looking statements include statements that describe ITT's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by ITT include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other of its filings with the Securities and Exchange Commission. ITT undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

In connection with the proposed merger, EDO will prepare a proxy statement to be filed with the U.S. Securities and Exchange Commission (“SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of EDO. Before making any voting decision, EDO’s shareholders are urged to read the proxy statement regarding the merger carefully and in its entirety because it will contain important information about the proposed merger. EDO’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. EDO’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to EDO Corporation, 60 East 42nd Street, 42nd Floor, New York, NY 10165, telephone: 212-716-2000, or from EDO’s website, www.edocorp.com.

Information regarding ITT’s directors and executive officers is set forth in ITT’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and ITT’s proxy statement for ITT’s 2007 Annual Meeting of Shareholders. Information regarding EDO’s directors and executive officers is set forth in EDO’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and EDO’s proxy statement for EDO’s 2007 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.